EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 is presented to give effect to the acquisition of Gauss as if it occurred on September 30, 2003. As the acquisitions of Centrinity, Corechange and Eloquent had been completed as of that date, the consolidated balance sheet of Open Text at September 30, 2003 already reflects those transactions. The unaudited pro forma condensed consolidated statement of operations of Open Text is presented as if the acquisitions of Centrinity, Corechange, Eloquent and Gauss had taken place on July 1, 2002. As the acquisitions of Centrinity, Corechange and Eloquent had been completed as of July 1, 2003, the statement of operations of Open Text for the three-month period ended September 30, 2003 already reflects their operations.

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Open Text, Centrinity, Corechange, Eloquent and Gauss after giving effect to the acquisitions of Centrinity, Corechange, Eloquent and Gauss using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The acquisition of Centrinity was completed on November 1, 2002, the acquisition of Corechange was completed on February 25, 2003 and the acquisition of Eloquent was completed on March 20, 2003. Open Text had acquired approximately 75% of the common shares of Gauss as of October 16, 2003. The Company intends to acquire 100% of the common shares of Gauss and the unaudited pro forma condensed consolidated financial statements are prepared on that basis. As of December 19, 2003 Open Text had acquired approximately 86.7% of the common shares of Gauss.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Gauss acquired. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Open Text in determining the fair values of a significant portion of the assets of Gauss. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. A final determination of these fair values will include management’s consideration of the final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and identifiable intangible assets of Gauss that existed as of October 16, 2003, which will differ from those at September 30, 2003 used in the pro forma condensed consolidated financial statements.

As these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of fair values relating to the Gauss acquisition, the actual amounts recorded as of the completion of the acquisition may differ from the information presented in these unaudited pro forma condensed consolidated financial statements due to the receipt of the final valuation, the impact of ongoing integration activities (as described below) and the finalization of Gauss’ net assets as of acquisition date (October 16, 2003), and these differences may be material.

As of the acquisition date, management of Open Text began to assess and formulate plans to exit certain activities of Gauss and to terminate or relocate certain employees of the company. The assessment is expected to be completed shortly and additional expenses may be incurred. Estimated costs of $5.2 million will be incurred for severance or relocation costs related to Gauss employees, costs of vacating certain facilities of Gauss, and other direct costs associated with this transaction. A pro forma adjustment of $5.2 million was recognized for these anticipated costs in Open Text’s accounting for the consummation of the Gauss acquisition. This estimate is preliminary and subject to change based on Open Text’s further assessments.

The pro forma condensed consolidated statements of operations do not include any non-recurring charges or credits, such as those described in the preceding paragraph, directly attributable to the acquisition. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Open Text’s Annual Report on Form 10-K for its fiscal year ended June 30, 2003 and Quarterly Reports on Form 10-Q for its quarters ended December 31, 2002, March 31, 2003 and September 30, 2003 and with the financial statements contained herein for Gauss. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Open Text that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Open Text.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2003

(In thousands of US Dollars)

	Open Text	Gauss (1)	Pro Forma Adjustments		Pro Forma
			(Note 3)
ASSETS
Current Assets
Cash and cash equivalents	$108,747	$818	$(12,440	)A	$97,125
Accounts receivable, net of allowance	27,857	2,550	—		30,407
Income taxes recoverable	5,726	—	—		5,726
Prepaid expenses and other current assets	4,316	769	(291	)B	4,794
Deferred tax asset	10,665	—	—		10,665

	157,311	4,137	(12,731)		148,717

Restricted cash	12,000	—	—		12,000
Capital assets	9,643	1,559	—		11,202
Goodwill	31,465	4,209	9,067	C	44,741
Deferred tax asset	8,439	—	—		8,439
Other assets	23,540	4,672	5,197	D	33,409

Total Assets	$242,398	$14,577	$1,533		$258,508

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$26,023	$4,679	$5,151	E	$35,853
Deferred revenue	33,968	5,699	—		39,667
Bridge loans	—	872	(291	)B	581
Convertible debt	—	4,649	(4,649	)F	—

	59,991	15,899	211		76,101

Long Term Liabilities
Deferred revenue	1,415	—	—		1,415
Deferred tax credit	3,326	—	—		3,326
Accrued liabilities	4,585	—	—		4,585

	9,326	—	—		9,326

Minority Interest	—	796	(796	)F	—
Shareholders Equity
Share capital	211,129	8,895	(8,895	)F	211,129
Translation adjustment	425	969	(969	)F	425
Deficit	(38,473)	(14,161)	14,161	F	(38,473)
Gain on sale of subsidiaries	—	2,179	(2,179	)F	—

	173,081	(2,118)	2,118		173,081

	$242,398	$14,577	$1,533		$258,508

(1)	Euros converted to USD at rate of 1.1622, the exchange rate in effect at September 30, 2003

See accompanying notes to the proforma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Twelve-Month Period Ended June 30, 2003

(In thousands of US Dollars, except per share data)

	Open Text, 12 months ended June 30, 2003	Centrinity, July 1, 2002 to Oct. 31, 2002 (1)	Corechange, July 1, 2002 to Feb. 24, 2003	Eloquent, July 1, 2002 to Mar. 19, 2003	Gauss,12 mo. ended June 30, 2003 (2)	Pro Forma Adjustments		Pro Forma
						(Note 3)
Revenues:
License	$75,991	$1,895	$1,997	$847	$8,639	$(64	)G	$89,305
Customer support	63,091	1,807	1,757	254	11,779	—		78,688
Service	38,643	371	1,058	671	4,645	—		45,388

Total revenues	177,725	4,073	4,812	1,772	25,063	(64)		213,381

Cost of revenues:
License	6,550	470	882	261	3,614	(128	)G	11,649
Customer support	10,406	225	1,059	195	3,352	—		15,237
Service	28,241	191	87	436	785	—		29,740

Total cost of revenues	45,197	886	2,028	892	7,751	(128)		56,626

Gross profit	132,528	3,187	2,784	880	17,312	64		156,755

Operating expenses:
Research and development	29,324	959	1,950	1,587	6,233	—		40,053
Sales and marketing	54,532	549	7,739	2,546	12,531	—		77,897
General and administrative	13,509	2,837	1,884	2,590	2,661	—		23,481
Stock based compensation	—	—	47	184	—	(231	)H	—
Restructuring charge	—	—	457	1,205	—	—		1,662
Depreciation	5,009	501	539	313	1,946	—		8,308
Amortization of acquired intangible assets	3,236	151	—	1,160	2,649	(960	)I	6,236
Impairment of goodwill	—	—	—	—	2,630	(2,630	)J	—

Total operating expenses	105,610	4,997	12,616	9,585	28,650	(3,821)		157,637

Income (loss) from operations	26,918	(1,810)	(9,832)	(8,705)	(11,338)	3,885		(882)

Other income (loss)	2,733	372	(6,803)	(1,821)	(693)	2,629	K	(3,583)
Interest income	1,283	114	7	102	110	—		1,616

Income (loss) before income taxes	30,934	(1,324)	(16,628)	(10,424)	(11,921)	6,514		(2,849)
Provision for income taxes	3,177	—	—	—	333	—		3,510

Net income (loss) for the period	$27,757	(1,324)	$(16,628)	$(10,424)	$(12,254)	$6,514		$(6,359)

Basic net income (loss) per share	$0.71							$(0.16)
Diluted net income (loss) per share	$0.67							$(0.16)
Weighted average number of Common Shares outstanding - basic *	39,050							39,050
Weighted average number of Common Shares outstanding - diluted *	41,394							39,050

*	adjusted for stock split October 8, 2003
(1)	Canadian Dollars converted to USD at the average rate for the period of 0.64
(2)	Euros converted to USD at the average rate for the period of 1.0552

See accompanying notes to the proforma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three-Month Period Ended September 30, 2003

(In thousands of US Dollars, except per share data)

	Open Text	Gauss (1)	Pro Forma Adjustments		Pro Forma
			(Note 3)
Revenues:
License	$16,867	$948	$—		$17,815
Customer support	19,421	2,459	—		21,880
Service	7,897	970	—		8,867

Total revenues	44,185	4,377	—		48,562

Cost of revenues:
License	1,291	787	—		2,078
Customer support	3,181	730	—		3,911
Service	7,203	171	—		7,374

Total cost of revenues	11,675	1,688	—		13,363

Gross profit	32,510	2,689	—		35,199

Operating expenses:
Research and development	8,031	1,342	—		9,373
Sales and marketing	13,807	2,921	—		16,728
General and administrative	3,354	2,860	—		6,214
Restructuring charge	—	—	—		—
Depreciation	1,187	553	—		1,740
Amortization of acquired intangible assets	1,188	538	(48	)L	1,678
Impairment of goodwill	—	—	—		—

Total operating expenses	27,567	8,214	(48)		35,733

Income (loss) from operations	4,943	(5,525)	48		(534)
Other income (loss)	(380)	518	(50	)M	88
Interest income	225	21	—		246

Income (loss) before income taxes	4,788	(4,986)	(2)		(200)
Provision (recovery) for income taxes	1,434	(329)	—		1,105

Net income (loss) for the period	$3,354	$(4,657)	$(2)		$(1,305)

Basic net income (loss) per share	$0.08				$(0.03)
Diluted net income (loss) per share	$0.08				$(0.03)
Weighted average number of Common Shares outstanding - basic *	39,522				39,522
Weighted average number of Common Shares outstanding - diluted *	42,213				39,522

*	adjusted for stock split October 8, 2003
(1)	Euros converted to USD at the average rate for the period of 1.1299

See accompanying notes to the proforma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of US Dollars)

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Open Text’s Form 8-K/A prepared in connection with the acquisition of Gauss. These unaudited pro forma condensed consolidated financial statements give effect to the acquisitions of Centrinity, Corechange, Eloquent and Gauss.

Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Open Text has been obtained from the audited consolidated financial statements of Open Text for the year ended June 30, 2003 and the unaudited consolidated financial statements for the three months ended September 30, 2003. The information concerning Gauss has been obtained from the audited consolidated financial statements of Gauss for the year ended December 31, 2002 and the nine months ended September 30, 2003 and the unaudited consolidated financial statements for the six months ended June 30, 2003 and 2002 and the three months ended September 30, 2003. The information concerning Eloquent has been obtained from the audited consolidated financial statements of Eloquent for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002 and for the period from January 1, 2003 to March 19, 2003, being the day immediately prior to the completion of the acquisition of Eloquent by Open Text. The information concerning Corechange has been obtained from the audited consolidated financial statements of Corechange for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002 and for the period from January 1, 2003 to February 24, 2003, being the day immediately prior to the completion of the acquisition of Corechange by Open Text. The information concerning Centrinity has been obtained from the audited consolidated financial statements for the year ended September 30, 2002 and unaudited consolidated financial statements for the three months ended September 30, 2002 and the unaudited consolidated financial statements for the four-month period ended October 31, 2002, being the day immediately prior to the acquisition date of Centrinity.

Open Text terminated a number of employees relating to these acquisitions subsequent to their completion. As such, Open Text expects the acquired entities to have lower operating expenses than that reported in the unaudited pro forma condensed consolidated statement of operations. Similarly, as a result of Open Text’s intention to execute certain restructuring plans to help re-align these businesses with the current economic environment, the Company anticipates that the acquired business’s historical levels of revenues may not be sustainable, and that they may experience a decline following the closing of these acquisitions. However, in accordance with Regulation S-X (Article 11), adjustments were not included in the unaudited pro forma condensed consolidated statement of operations to reflect these post-acquisition events, as any such adjustments would reflect judgmental estimates of historical management practices.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2: Purchase Price Allocation

On August 27, 2003, Open Text agreed to purchase approximately 74% of the issued and outstanding stock of Gauss from major shareholders. Open Text intends to acquire 100% of the shares through a combination of the above agreement, public tenders and the purchase of shares on the open market and the proforma financial statements presented are prepared on that basis. The total cash consideration for 100% of Gauss is expected to be $12.7 million, of which $2.8 million is being held in escrow until December 31, 2003 to secure certain representations, warranties and covenants of Gauss in the acquisition agreement. Open Text has acquired approximately 86% of the common shares of Gauss as of the date of this report.

In accordance with Statement of Financial Accounting Standards No. 141, the acquisition has been accounted for as a purchase of Gauss by Open Text. The purchase price of Gauss has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at September 30, 2003. For certain assets and liabilities, the book values at the balance sheet date have been determined to reflect fair values. The following table summarizes the components of the total purchase price of Gauss and the pro forma allocation:

Current assets	$4,137
Non-current assets	1,627
Intangible assets	9,800
Goodwill	13,276

Total assets acquired	28,840
Liabilities	(16,109)

Purchase price	$12,731

The above purchase price of $12.7 million includes a bridge loan of $.3 million (see Note 3 B. below) that was advanced by Open Text to Gauss prior to October 16, 2003. The balance of the purchase price of $12.4 million represents the consideration paid for the shares of Gauss.

The Company has retained the services of an independent valuator to assist in the purchase price allocation relating to the acquisition of Gauss. Given that the Gauss acquisition was not completed until October 16, 2003, the work of the independent valuator is still in the preliminary stages. The Company will adjust the preliminary purchase price allocation once the work of the independent valuator is finalized.

Note 3: Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

A.	Represents the cash consideration paid for Gauss by Open Text at closing. The total consideration expected to be paid in respect of acquiring 100% Gauss is $12.7 million of which $9.9 million was paid on closing and $2.8 million was placed into escrow subsequent to the closing to be held until December 31, 2003.

B.	To eliminate the bridge loan provided by the Company to Gauss.

C.	To record the new goodwill related to the acquisition of Gauss and to eliminate the historical goodwill of Gauss (see Note 2).

D.	To record the new intangible assets related to the acquisition of Gauss (see Note 2)

E.	To record the Company’s estimate of severance and relocation costs related to certain Gauss employees, costs of vacating certain facilities and other direct costs associated with the transaction.

F.	To eliminate the convertible debt, minority interest, capital stock and accumulated deficit of Gauss at the date of acquisition. The convertible debt was converted to common shares prior to the acquisition. The shares held by the minority shareholder of Gauss Interprise Inc. were purchased as part of the transaction.

G.	To eliminate the revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of that acquisition.

H.	To remove the stock-based compensation recorded in Eloquent and Corechange as follows:

Corechange	$47
Eloquent	184

$231

As Open Text acquired the entire capital structure of both Eloquent and Corechange as part of these acquisitions. Open Text incurs no such expenses post-acquisition.

I.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Centrinity and Gauss and to reflect the elimination of Centrinity’s goodwill amortization and Eloquent’s and Gauss’ intangible asset amortization as follows:

Amortization of acquired intangible assets relating to Centrinity acquisition	$270
Amortization of acquired intangible assets relating to Eloquent acquisition	332
Amortization of acquired intangible assets relating to Corechange acquisition	438
Elimination of Eloquent’s historical intangible asset amortization	(1,160)
Elimination of Centrinity’s historical goodwill amortization	(151)
Elimination of Gauss’ historical intangible asset amortization	(2,649)
Amortization of acquired intangible assets relating to Gauss acquisition	1,960

$(960)

Based on the independent valuators preliminary report, the Company has selected amortization periods of 5 - 7 years for various components of the acquired technology, as well as an amortization period of 3 years for customer contracts and 7 years for customer relationships.

As discussed in note 2 above, the Company has retained the services of an independent valuator to assist in the allocation of the intangible assets associated with the Gauss acquisition. The work of the independent valuator is still in the preliminary stages, and the Company anticipates that the final allocation of the purchase price to Gauss assets acquired will be made during the quarter ending March 31, 2004.

J.	To eliminate Gauss’ goodwill impairment charge

K.	To remove the accretion and dividends on Corechange’s preferred stock and interest expense on Corechange’s warrants recorded by Corechange, the interest on Gauss’ convertible debt which was converted to common shares at the acquisition date and the minority interest recorded in Gauss’ statement of operations.

Elimination of Corechange’s dividends and interest	$2,563
Elimination of Gauss’ interest on convertible debt	215
Elimination of Gauss’ minority interest	(149)

$2,629

L.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Gauss and to reflect the elimination of Gauss’ intangible asset amortization as follows:

Elimination of Gauss’ historical intangible asset amortization	$(538)
Amortization of acquired intangible assets relating to Gauss acquisition	490

$(48)

M.	To remove the interest on Gauss’ convertible debt, which was converted to common shares at the merger date and the minority interest recorded in Gauss’ statement of operations.

Elimination of Gauss’ interest on convertible debt	$84
Elimination of Gauss’ minority interest	(134)

$(50)

Note 4: Forward-Looking Statements

This document contains forward-looking statements that are based on a number of assumptions and estimates and that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results or performance of Open Text and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisitions or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisitions; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and the other risks that are described from time to time in Open Text’s Securities and Exchange Commission reports, including but not limited to Open Text’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

Open Text assumes no obligation and does not intend to update these forward-looking statements.